Exhibit 99.1

COVENANT LOGISTICS GROUP ANNOUNCES APPOINTMENT OF CHIEF OPERATING OFFICER

CHATTANOOGA, TENNESSEE – April 29, 2024 - Covenant Logistics Group, Inc.  (NASDAQ/GS: CVLG) (“Covenant” or the “Company”) today announced Dustin Koehl has been appointed as the Company’s Chief Operating Officer, effective May 13, 2024. Mr. Koehl has over 17 years of transportation experience, including senior leadership positions in operations and sales.

Chairman and Chief Executive Officer, David R. Parker, commented: “We are blessed to have Dustin join our leadership team. I believe Dustin’s operational and sales experience, including his 12 year tenure at Total Transportation of Mississippi, will strengthen our leadership team. I look forward to Dustin and the rest of the leadership team driving forward our strategic initiatives, including continuing to diversify our business toward less commoditized niches.”

President, M. Paul Bunn, commented: “Bringing on Dustin as Chief Operating Officer will allow me to concentrate on the role of President while Dustin assumes some of my operational duties. I’m excited to work with Dustin and the leadership team to continue executing on our strategic initiatives.”

Dustin Koehl, 40, joined the Company as Chief Operating Officer in May 2024. Mr. Koehl previously served as the Head of Commercialization at Waabi, an AI-centered self-driving truck developer, where he was responsible for customer adoption, transportation strategy, and safety. An active member of the transportation industry, Mr. Koehl is a partner with the Massachusetts Institute of Technology’s FreightLab and has served on several industry committees, including positions at the American Trucking Associations and the American Transportation Research Institute. Mr. Koehl has over 17 years of experience in transportation, including 12 years at Total Transportation of Mississippi, including as Vice President – Sales and Operations.

About Covenant

Covenant Logistics Group, Inc., through its subsidiaries, offers a portfolio of transportation and logistics services to customers throughout the United States. Primary services include asset- based expedited and dedicated truckload capacity, as well as asset-light warehousing, transportation management, and freight brokerage capability. In addition, Transport Enterprise Leasing is an affiliated company providing revenue equipment sales and leasing services to the trucking industry. Covenant's Class A common stock is traded on the NASDAQ Global Select market under the symbol, “CVLG.”

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to the impact of Mr. Koehl’s appointment. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures in the Risk Factors sections of Covenant Logistics Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023 and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

For further information contact:

Paul Bunn, President
PBunn@covenantlogistics.com

Tripp Grant, Chief Financial Officer
TGrant@covenantlogistics.com

For copies of Company information contact:

Brooke McKenzie, Executive Administrative Assistant
BMcKenzie@covenantlogistics.com

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